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                           AMERICAN BANCSHARES, INC.

                Special Meeting of Shareholders, March 13, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of common shares of American Bancshares, Inc. ("American Bancshares"), a corporation organized under the laws of the state of Florida, does hereby appoint J. Gary Russ and Jerry L. Neff, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the American Bancshares common shares that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on January 31, 2000, at the Special Meeting of Shareholders of American Bancshares to be held at Twin Dolphin Marina & Grill, 1200 First Avenue West, Memorial Pier, Bradenton, Florida, on March 13, 2000, at 10:00 a.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

     1.   APPROVAL OF ACQUISITION PROPOSAL

          Proposal to approve and adopt the Agreement and Plan of Reorganization dated September 6, 1999, as amended, between Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation XI, Inc. and American Bancshares as described in the accompanying Joint Proxy Statement/ Prospectus dated January 31, 2000.

               [_] FOR     [_] AGAINST      [_] ABSTAIN

     2. In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposal which is to be presented for action at the Special Meeting).


                     (Please Sign and Date on Reverse Side)
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                          (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL.

PLEASE ENTER THE NUMBER OF AMERICAN BANCSHARES COMMON SHARES YOU OWN:___________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

                                    I plan to attend the Special Meeting.
                                    I do not plan to attend the Special Meeting.

                          Date____________________________________________, 2000

                          Signature(s):_________________________________________

                          ______________________________________________________

                          ______________________________________________________
                                    Title or Authority (if applicable)

                          Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.